UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 23, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On May 23, 2018, the Board of Directors (the "Board") of OrangeHook, Inc., a Florida corporation (the "Company"), granted a non-qualified stock option to purchase 75,000 shares of the Company's common stock (the "Non-Qualified Option") to Brittany Thiele, the Company's Director of Finance and Chief Accounting Officer. Ms. Thiele will serve as the interim Company's principal financial and principal accounting officer beginning May 31, 2018.

The Non-Qualified Option was granted pursuant to the 2016 OrangeHook, Inc. Equity Incentive Plan (the "Plan"), and Ms. Thiele will be required to sign a Non-Qualified Stock Option Agreement (the "NQSO Agreement") which will specify an exercise price of $3.28 per share, an average of the bid and ask price of the Company's common stock on the date of the grant, as required by the Plan. One-third of the Non-Qualified Option vested immediately, and the remainder will vest in increments equal to one-third of the Non-Qualified Option on the next two successive anniversary dates of the grant. The NQSO will be exercisable during Ms. Thiele's employment and for ninety (90) days in the event of termination of her employment other than for cause, disability or death. The Non-Qualified Option will expire on May 23, 2028.
The foregoing description of the NQSO Agreement is qualified in its entirety by reference to the Plan and to the Company's standard NQSO Agreement which was filed as Exhibit 10.18 to the Company's Current Report on Form 8-K filed on December 5, 2016 and is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   May 30, 2018
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer